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                                                                      EXHIBIT 11

                                 AMENDMENT NO. 1
                                       TO
                          SECURITIES PURCHASE AGREEMENT

         THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT, dated as of the 12th day of December 2000 (this "Amendment No. 1"), is by and between THE QUIZNO'S CORPORATION, a Colorado corporation (the "COMPANY"), THE QUIZNO'S LICENSING COMPANY, a Colorado corporation ("LICENSING"), THE QUIZNO'S ACQUISITION COMPANY, a Colorado corporation ("ACQUISITION"), THE QUIZNO'S REALTY COMPANY, a Colorado corporation ("REALTY"), THE QUIZNO'S OPERATING COMPANY, a Colorado corporation ("OPERATING"), QUIZ-DIA, INC., a Colorado corporation ("DIA"), S&S COMPANY, a Colorado corporation ("S&S"), QUIZNO'S KANSAS, LLC, a Colorado limited liability company ("KANSAS"), CIAO B MANAGEMENT, INC., a Colorado corporation ("CIAO"), AMERICAN FOOD DISTRIBUTORS, INC., a Colorado corporation ("DISTRIBUTORS"), and THE QUIZNO'S FRANCHISE COMPANY, a Colorado corporation, ("FRANCHISE" and, together with the Company, Licensing, Acquisition, Realty, Operating, DIA, S&S, Kansas, Ciao and Distributors, the "COMPANY PARTIES"), on the one hand, and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "Purchaser"), on the other hand.

                                 R E C I T A L S

         A. The parties have entered into that certain Securities Purchase Agreement dated as of November 12, 2000 (the "SECURITIES PURCHASE AGREEMENT"), pursuant to which, among other things, the Company Parties will jointly and severally issue and sell to the Purchaser a Secured Senior Note Due 2005, in the principal amount of $13,862,259.84 (the "NOTE"), and the Company will issue and sell the Warrants to the Purchaser, all on the terms and subject to the conditions set forth in the Securities Purchase Agreement and the other Investment Documents. Unless otherwise indicated, capitalized terms used and not otherwise defined in this Amendment No. 1 have the meanings set forth in the Securities Purchase Agreement.

         B. The parties hereto desire to amend the Securities Purchase Agreement as set forth herein to (i) correct an error in the Securities Purchase Agreement, (ii) amend the date by which the Company Parties must deliver the assignment of the key man life insurance and disability insurance on Richard E. Schaden (collectively, the "KEY MAN INSURANCE") pursuant to SECTION 6.12 of the Securities Purchase Agreement, (iii) add certain covenants and (iv) provide that the Company Parties shall indemnify the Indemnified Parties against Losses arising from or related to claims asserted by AMRESCO in connection with the Tender Offer and the transactions contemplated by the Securities Purchase Agreement as further described in that certain letter dated December 5, 2000 from AMRESCO to the Company (the "AMRESCO LETTER").

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                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. AMENDMENT TO DEFINITION. The definition of "Leverage Ratio" in
SECTION 1.1 of the Securities Purchase Agreement is hereby amended as follows: the period at the end of the sentence is changed to a comma and the following language is added thereafter: "except, in the case of the period ended June 30, 2001, EBITDA for the two (2) consecutive Fiscal Quarters ending as of June 30, 2001."

         2. ASSIGNMENT OF KEY MAN LIFE INSURANCE. SECTION 6.12 of the Securities Purchase Agreement is hereby amended to provide that the Company shall provide the Purchaser with evidence of the assignment of the proceeds of the Key Man Insurance to Purchaser no later than ten (10) days after the date hereof.

         3. ADDITIONAL COVENANTS.

                  (a) SECTION 9 of the Securities Purchase Agreement is hereby amended to add the following covenants:

                  "9.25 CALIFORNIA PERMIT. The Company Parties hereby jointly and severally covenant and agree that they will file with the California Department of Corporations (the "DOC") no later than December 14, 2000 the additional applications required by the Order and Permit granted by the DOC on December 11, 2000."

                  "9.26 PREPAYMENT. If, as a result of the Tender Offer or the transactions contemplated by the Securities Purchase Agreement (as amended by this Amendment No. 1), AMRESCO shall declare a default or an event of default under any Bank Credit Document between AMRESCO and any Company Party, then within ten (10) calendar days of receipt by any Company Party of notice of such declaration of default or event of default by AMRESCO, the Company Parties shall prepay such amount of Indebtedness of the Company Parties to AMRESCO as is necessary to cure such default or event of default."

                  "9.27 TENDER OFFER. The Company shall consummate the Tender Offer."

                  (b) SECTION 10 of the Securities Purchase Agreement is hereby amended to add the following covenant:

                  "10.18 RESTRICTED PAYMENTS. Notwithstanding anything else in the Securities Purchase Agreement, from and after December 15, 2000, the Company Parties shall not,


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directly or indirectly, make any Restricted Payments defined in clauses (i)
through (iii) of the definition of Restricted Payment (except that the Company may make a Restricted Payment to AMRESCO pursuant to SECTION 9.26 and the Company may make regularly scheduled dividend payments on the Preferred Stock and may make dividend payments with regard to the shares of Capital Stock of the Company underlying any of the Warrants) until the earlier of (a) the date of the resolution to the mutual satisfaction of the Purchaser and the Company of any alleged noncompliance by any Company Party under any Bank Credit Document (between any Company Party and AMRESCO) claimed by AMRESCO in connection with or related to the Tender Offer or any transaction contemplated by the Securities Purchase Agreement, as amended by this Amendment No. 1 or (b) the date after which 120 consecutive days has elapsed, during which 120-day period AMRESCO has not asserted any noncompliance on the part of any Company Party under any Bank Credit Document (between any Company Party and AMRESCO) in connection with or related to the Tender Offer or any transaction contemplated by the Securities Purchase Agreement, as amended by this Amendment No. 1."

         4. INDEMNIFICATION. (a) Whether or not the transactions contemplated by the Securities Purchase Agreement are consummated, the Company Parties shall jointly and severally indemnify, defend and save and hold harmless the Indemnified Parties from and against, and shall pay on demand, any and all Losses incurred by or asserted or awarded against such Indemnified Party in connection with, by reason of, or arising from or related to claims asserted by AMRESCO in connection with the Tender Offer and the transactions contemplated by the Securities Purchase Agreement (as amended by this Amendment No. 1), including without limitation those matters described in the AMRESCO Letter (the "SPECIAL INDEMNIFICATION").

                  (b) The provisions of SECTIONS 8.2 through 8.6 of the Securities Purchase Agreement shall also apply to the Special Indemnification.

         5. CONFIRMATION; FULL FORCE AND EFFECT. Sections 1 through 4 of this Amendment No. 1 amend the Securities Purchase Agreement on and as of the date hereof, and the Securities Purchase Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. The Securities Purchase Agreement, as amended hereby, and the other Investment Documents (including, without limitation, the Note and the Warrants) are hereby ratified, approved and affirmed by the Company Parties in all respects. Nothing herein shall be deemed to be a waiver of any covenant or agreement contained in, or any breach, violation, Default or Event of Default under, the Securities Purchase Agreement or any other Investment Document. The execution, delivery and effectiveness of this Amendment No. 1 shall not (a) limit or impair any rights of, constitute a waiver by, or otherwise affect any right, power or remedy of, the Purchaser under the Securities Purchase Agreement or any other Investment Document, (b) except as specifically set forth in Sections 1 through 4 of this Amendment No. 1, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Securities Purchase Agreement or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements


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contained in any other Investment Document, all of which are ratified, approved and affirmed by the Company Parties in all respects and shall continue in full force and effect.

         6. COUNTERPARTS. This Amendment No. 1 may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         7. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).

         8. FURTHER ASSURANCES. The parties shall, at any time and from time to time following the execution of this Amendment No. 1, execute and deliver all such further instruments and other documents and take all such further actions as may be necessary or appropriate to carry out the provisions of this Amendment No. 1.


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         IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed and delivered by their duly authorized representatives as of the date first written above.

                              COMPANY PARTIES


                              THE QUIZNO'S CORPORATION, a Colorado
                              corporation


                              By:
                                       ---------------------------------------
                                       Patrick E. Meyers
                                       Vice President and General Counsel


                              THE QUIZNO'S LICENSING COMPANY, a Colorado corporation


                              By:
                                       ---------------------------------------
                                       Patrick E. Meyers
                                       Vice President and General Counsel


                              THE QUIZNO'S ACQUISITION COMPANY, a
                              Colorado corporation


                              By:
                                       ---------------------------------------
                                       Patrick E. Meyers
                                       Vice President and General Counsel


                              THE QUIZNO'S REALTY COMPANY, a Colorado
                              corporation


                              By:
                                       ---------------------------------------
                                       Patrick E. Meyers
                                       Vice President and General Counsel

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                              THE QUIZNO'S OPERATING COMPANY, a Colorado
                              corporation


                              By:
                                       ---------------------------------------
                                       Patrick E. Meyers
                                       Vice President and General Counsel


                              QUIZ-DIA, INC., a Colorado corporation


                              By:
                                       ---------------------------------------
                                       Patrick E. Meyers
                                       Vice President and General Counsel


                              S&S COMPANY, a Colorado corporation


                              By:
                                       ---------------------------------------
                                       Patrick E. Meyers
                                       Vice President and General Counsel


                              QUIZNO'S KANSAS, LLC, a Colorado limited liability company


                              By:
                                       ---------------------------------------
                                       Patrick E. Meyers
                                       Vice President and General Counsel


                              CIAO B MANAGEMENT, INC., a Colorado corporation


                              By:
                                       ---------------------------------------
                                       Patrick E. Meyers
                                       Vice President and General Counsel

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                              AMERICAN FOOD DISTRIBUTORS, INC., a Colorado
                              corporation


                              By:
                                       ---------------------------------------
                                       Patrick E. Meyers
                                       Vice President and General Counsel


                              THE QUIZNO'S FRANCHISE COMPANY, a Colorado corporation


                              By:
                                       ---------------------------------------
                                       Patrick E. Meyers
                                       Vice President and General Counsel


                              PURCHASER

                              LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a
                              California corporation

                                       On behalf of LEVINE LEICHTMAN CAPITAL
                                       PARTNERS II, L.P., a California limited
                                       partnership


                                       By:
                                          ------------------------------------
                                                Lauren B. Leichtman
                                                Chief Executive Officer